Exhibit I

ENFORCEMENT DECREE OF THE EXPORT-IMPORT BANK OF KOREA ACT

Enacted by Presidential Decree No. 4099, Oct. 6, 1969

Amended by Presidential Decree No. 7561, Feb. 28, 1975

Presidential Decree No. 12091, Mar. 9, 1987

Presidential Decree No. 12603, Dec. 31, 1988

Presidential Decree No. 13870, Mar. 6, 1993

Presidential Decree No. 14438, Dec. 23, 1994

Presidential Decree No. 15750, Apr. 1, 1998

Presidential Decree No. 14438, Oct. 2, 1998

Presidential Decree No. 16743, Mar. 4, 2000

Presidential Decree No. 17020, Dec. 27, 2000

CHAPTER I. CAPITAL CONTRIBUTION

Article 1 (Capital Contribution)

The capital contribution of the Government among those prescribed in Article 4 of the Export-Import Bank of Korea Act (hereinafter referred to as the “Act”) shall be made in cash by annual installments, provided that, if necessary, a portion of such capital contribution may be made in kind.

CHAPTER II. REGISTRATION

Article 2 (Registration of Incorporation)

(1) The organizing members referred to in Article 2 of the Addenda to the Act (hereinafter referred to as the “Organizing Members”) shall effect the registration of incorporation at the location of the head office within two weeks from the date when the first payment of capital contribution is completed.

(2) The following matters shall be entered in the registration prescribed in paragraph (1):

1. Purpose;

2. Name;

3. Location of the head office;

4. Capital;

5. Total amount of paid-up capital;

6. Method of capital contribution;

7. Names and addresses of executive officers; and

8. Method of public notice

Article 3 (Registration of New Branches and Sub-branches)

(1) When the Export-Import Bank of Korea (hereinafter referred to as the “Export-Import Bank”) establishes branches or sub-branches, the Export-Import Bank shall register:

1. The fact of such establishment, at the place of its head office within two weeks;

2. The particulars prescribed in paragraph (2) of Article 2, at the place of each newly established branch or sub-branch within three weeks; and

3. The fact of such establishment, at the places of branches or sub-branches other than such new branches or sub-branches within the period specified in subparagraph 2.

(2) If the Export-Import Bank establishes new branches or sub-branches within the district of jurisdiction of the registry office having jurisdiction over the head office or an existing branch or sub-branch, it shall register only the fact of such establishment within two weeks.

Article 4 (Registration of Relocation)

(1) When the Export-Import Bank relocates its head office, it shall effect the registration of such relocation within two weeks.

(2) When the Export-Import Bank relocate any of its branches or sub-branches, it shall effect the registration of such relocation at the original location within three weeks and the particulars prescribed in paragraph (2) of Article 2 at the new location within four weeks.

(3) If a branch or sub-branch is relocated within the district of jurisdiction of the registry office having jurisdiction over such branch or sub-branch, the Export-Import Bank shall effect the registration only of such relocation within two weeks.

Article 5 (Registration of Changed Matters)

If any change occurs in any of the matters registered pursuant to paragraph (2) of Article 2, the registration of such change shall be made within two weeks at the location of the head office, and within three weeks at the locations of branches or sub-branches.

Article 6 (Registration of Appointment of Agent)

If an agent is appointed by the President of the Export-Import Bank pursuant to Article 15 of the Act, the following particulars shall be registered, within two weeks after such appointment, at the locations of the head office, branches or sub-branches for which he or she is an agent. The same shall be applicable where, after registration, any change occurs in the registered matters:

1. Name and address of the agent;

2. Head office, branches or sub-branches for which he or she is agent; and

3. Restrictions, if any, on the powers of the agent.

Article 7 (Registration of Export-Import Financing Bonds)

Deleted. <by Presidential Decree No. 12091, March 9, 1987>

Article 8 (Reckoning of the Registration Period)

If the authorization or approval of the Minister of Finance and Economy is required to register any matters prescribed in Article 2 through Article 6, the registration period shall be reckoned from the date when such authorization or approval certificate is delivered.

Article 9 (Registry Offices)

(1) The competent registry offices for the registrations of the Export - Import Bank shall be the district courts, their branch courts or registry offices which exercise jurisdiction over the locations of the head office, branches or sub-branches of the Export-Import Bank.

(2) The registry office shall keep the register book of the Export-Import Bank.

Article 10 (Applicants for Registration and Accompanying Documents for Application)

The registration of incorporation pursuant to Article 2 shall be made upon the joint application therefor of the Organizing Members, and the registrations pursuant to Article 3 through Article 6 shall be made upon the application therefor of the President of the Export-Import Bank. The documents referred to in the following subparagraphs shall be attached to such applications for registration:

1. For the registration of incorporation pursuant to Article 2, the Articles of Incorporation of the Export-Import Bank, a certified copy of approval of such Articles of Incorporation, a written statement of the Minister of Finance and Economy certifying that the first payment of capital contribution has been completed, and the certificate that the President of the Export-Import Bank is appointed pursuant to paragraph (1) of Article 11 of the Act.

2. For the registration of establishment of new branches or sub-branches pursuant to Article 3, the documents certifying the establishment thereof.

3. For the registration of the relocation of the head office, branches or sub-branches pursuant to Article 4, the documents certifying such relocation.

4. For the registration of changes pursuant to Article 5, the documents certifying such change.

5. For the registration of the appointment of an agent pursuant to Article 6, the documents certifying that such appointment has been made under Article 15 of the Act, and the documents certifying restrictions, if any, on the powers of the agent.

Article 11 (Provisions to be applied to Registration)

The relevant provisions of the Non-Contentious Case Litigation Procedure Act shall, unless otherwise prescribed in this Decree, apply mutatis mutandis to the registration of the Export-Import Bank, provided that the term “branches” mentioned in paragraph (2) of Article 148, paragraph (3) of Article 150 and Article 155 of the said Act shall mean “branches or sub-branches.”

Article 12 (Public Notice of the Registration of Incorporation)

As soon as the Export-Import Bank completes the registration of incorporation pursuant to Article 2, it shall make immediate public notice thereof.

CHAPTER II-2. OPERATIONS COMMITTEE

Article 12-2 (Composition of Operations Committee)

(1) The Operations Committee (hereinafter referred to as the “Committee”) shall be composed of the members prescribed in the following subparagraphs:

1. The President of the Export-Import Bank;

2. Four public officials, one each of whom shall be nominated by the Minister of Finance and Economy, the Minister of Foreign Affairs and Trade, the Minister of Commerce, Industry and Energy, and the Chairman of the Financial Supervisory Commission, respectively, from among public officials of their offices;

3. One assistant governor of the Bank of Korea nominated by the governor of the Bank of Korea, and one executive director of the Korea Exchange Bank nominated by the president of the Korea Exchange Bank; and

4. A representative of an exporters’ association, nominated by the Minister of Finance and Economy after consultation with the Minister of Commerce, Industry and Energy.

5. One executive director of the Korea Export Insurance Corporation established under the Export Insurance Act, nominated by the Chairman and President of the Korea Export Insurance Corporation.

(2) When the Committee deliberates any matter related to any ministry other than the ministries provided for in subparagraph 2 of paragraph (1), the chairman of the Committee may request a public official nominated by the minister of such ministry to attend and express his opinion at the meeting of the Committee.

(3) The term of office of the member nominated pursuant to subparagraph 4 of paragraph (1) shall be three years.

Article 12-3 (Chairman)

(1) The President of the Export-Import Bank shall serve as the chairman of the Committee.

(2) If the office of the chairman is vacant or the chairman is for any reason unable to perform his or her duties, one of the members of the Committee, in the order of priority as designated in advance by the chairman, shall act for the chairman.

Article 12-4 (Meetings)

(1) Meetings of the Committee shall be called by the chairman in accordance with the provisions of the Articles of Incorporation of the Export-Import Bank.

(2) When a majority of the members of the Committee or the auditor requests that a meeting be held, the chairman shall call the meeting without delay.

(3) A majority of the members of the Committee shall constitute a quorum for the meeting of the Committee, and resolutions of such meeting shall be adopted by the affirmative vote of a majority of the members present.

(4) Where any member of the Committee has personal interests in a particular matter, he or she shall not exercise his or her vote on that matter.

CHAPTER III. OPERATIONS

Article 13 (Manufactured Products)

Deleted. <by Presidential Decree No.15904, October 2, 1998>

Article 14 (Essential Materials)

Deleted. <by Presidential Decree No.15904, October 2, 1998>

Article 14-2 (Major Resources)

Deleted. <by Presidential Decree No.15904, October 2, 1998>

Article 15 (Overseas Investment)

(1) The funds for overseas investment referred to in subparagraph 6 of paragraph (1) of Article 18 of the Act shall mean the funds prescribed in the following respective subparagraphs:

1. Funds required by Korean nationals to make capital contribution (which term shall, in this Decree, include the acquisition of stocks) to foreign corporations;

2. Funds required for lending to foreigners the funds needed by them to make capital contributions to foreign corporations to which Korean nationals intend to make capital contribution; and

3. Funds required for lending long-term funds which are necessary for overseas projects operated by foreign corporations to which Korean nationals made a capital contribution.

(2) The funds for overseas investment prescribed in paragraph (1) shall be used to contribute to the sound development of the national economy and the promotion of economic cooperation with foreign countries.

Article 15-2 (Major Resources).

Deleted. <by Presidential Decree No. 12091, March 9, 1987>

Article 16 (Exceptions to Limitation on Operations, etc.)

(1) The Export-Import Bank may lend funds, discount drafts or notes, or guarantee obligations under the proviso of paragraph (2) of Article 25 of the Act in the following cases in which the term of repayment, payment or discharge shall be less than six months:

1. Lending of funds which are necessary for the promotion of export of capital goods (including semi-processed goods) and parts thereof designated by the President of the Export-Import Bank from among small and medium sized capital goods whose volume of transaction and the like is within certain limit; and

2. Discounting drafts or notes or guaranteeing obligations which are related to export-import financing offered by other financial institutions.

(2) The Minister of Finance and Economy may, if necessary in the light of the situation of national economy, restrict the scope or maximum amount of the loans, discounts or guarantees prescribed in the respective subparagraphs of paragraph (1).

Article 17 (Settlement of Accounts)

The Export-Import Bank shall attach the following documents to the documents for settlement of accounts (profit and loss statement, balance sheet and surplus disposition statement) which should be reported pursuant to Article 35 of the Act:

1. Report on analysis of performance of the operational program;

2. Documents annexed to the financial statements; and

3. Other documents required to clarify matters concerning the settlement of accounts.

Article 17-2 (Distribution of Profits)

Where the Minister of Finance and Economy approves a preferential distribution of profits to capital contributors other than the Government pursuant to subparagraph 2 of Article 36 of the Act, the preferential dividend rate shall not exceed fifteen percent.

CHAPTER III-2. SUPERVISION AND CRITERIA FOR SOUND MANAGEMENT

Article 17-3 (Definitions)

The definitions of terms used in this Chapter shall be as follows;

1. The term “equity capital” means the equity capital under subparagraph 5 of paragraph (1) of Article 2 of the Banking Act;

2. The term “credit extension” means the credit extension under subparagraph 7 of paragraph (1) of Article 2 of the Banking Act; and

3. The term “enterprise group” means the enterprise group under subparagraph 2 of Article 2 of the Monopoly Regulation and Fair Trade Act.

Article 17-4 (Supervision of Sound Management)

(1) The Financial Supervisory Commission shall supervise the Export-Import Bank in accordance with the specific provisions of Articles 17-5 through 17-13 under paragraph (2) of Article 39 of the Act.

(2) The Financial Supervisory Commission may prescribe such further detailed matters as are necessary to carry out its supervisory responsibilities under paragraph (1).

Article 17-5 (Ceiling on Credit Extension to One Borrower)

(1) The Export-Import Bank may not extend credit in excess of 25/100 of its equity capital to one individual or juristic person, and a person belonging to the same enterprise group together with the said individual or juristic person (hereinafter referred to as the “one borrower”), provided that this restriction same shall not apply in each of the following cases:

1. Where an additional credit is extended to a company for which the reorganization procedure is under way in accordance with the Reorganization Act, the composition procedure is under way in accordance with the Composition Act or the normalization of management is under way jointly by financial institutions in order, such as, to restructure such company;

2. Where an additional credit is extended to a person who has acquired the company falling under subparagraph 1 in compliance with the relevant provisions of the acquisition agreement;

3. Where the ceiling on credit extensions as described in the main sentence of paragraph (1) of this Article 17-5 is exceeded due to any of the following causes, notwithstanding the fact that no additional credit has been extended:

A. Where the monetary amount of the credit extension converted into won currency is increased due to exchange rate fluctuation;

B. Where the equity capital of the Export-Import Bank is decreased;

C. Where any alteration is made in the constitution of the one borrower;

D. Where any merger or any transfer or take-over of business occurs among the enterprises to which credits have been extended; and/or

E. Where there exists any unavoidable cause such as a sudden change in economic conditions, which is recognized by the Financial Supervisory Commission;

4. Where it is recognized that there is no credit risk or it is necessary for the implementation of the purpose of establishment of the Export-Import Bank, as determined by the Financial Supervisory Commission pursuant to consultation with the Minister of the Finance and Economy.

(2) Where the ceiling on credit extension described in the main sentence of paragraph (1) of this Article 17-5 is exceeded due to a cause provided in subparagraph 3 of paragraph (1), the amount of the credit extension shall be adjusted to conform with the ceiling as referred to in the main sentence of paragraph (1) of this Article 17-5 within one year from the date on which the ceiling is exceeded, provided that, in any of the following cases, the said period may be extended for a certain time by Financial Supervisory Commission:

1. Where it is difficult to collect the extended credit within the said period because the due date for such extended credit has not yet come;

2. Where any cause falling under subparagraph 3 A or B of paragraph (1) above continues to exist for a long period of time, and if the extended credit is collected, managerial stability of the person to whom such credit has been extended might be significantly impaired; or

3. Where the Financial Supervisory Commission deems that the soundness of assets of the Export-Import Bank would not be significantly impaired by allowing the ceiling to be exceeded for a certain period of time, under circumstances similar to those referred to in subparagraph 1 and 2 above.

Article 17-6 (Ceiling, Etc. on Credit Extension to One Person)

(1) The Export-Import Bank may not extend credit in excess of 20/100 of its equity capital to one individual or juristic person, respectively.

(2) The total sum of outstanding large-scale credit extension of the Export-Import Bank (i.e., the amount of credit extension to any one borrower exceeds 10/100 of the equity capital of the Export-Import Bank) may not exceed an amount equal to five times the equity capital of the Export-Import Bank.

(3) The proviso of paragraph (1) and paragraph (2) of Article 17-5 shall apply mutatis mutandis with respect to paragraphs (1) and (2).

Article 17-7 (Restrictions on Investments, Etc. in Other Juristic Persons)

(1) The Export-Import Bank may not acquire stock in excess of 15/100 of the voting stock (including contribution quotas; hereinafter the same shall apply in this Article) issued by other juristic person, provided that this restriction shall not apply in any of the following cases:

1. Where the Export-Import Bank acquires the stock of other juristic person as a result of investment in the Export-Import Bank by the Government;

2. Where the Export-Import Bank acquires stock as a result of stock dividends or new stock issued without consideration;

3. Where the Export-Import Bank acquires stock as a result of the enforcement of security rights;

4. Where the Export-Import Bank acquires stock in connection with the subscription for newly issued stock, to be purchased within the scope of its pre-existing shareholding ratio;

5. Where the Export-Import Bank acquires stock as a result of conversion of stock-related bonds such as debenture cum preemptive rights for new stock;

6. Where the Export-Import Bank acquires stock by investment in a company of which more than 15/100 of issued voting stock is owned by the Export-Import Bank (hereinafter referred to as a “subsidiary company”) and which belongs to a business category as prescribed by the Financial Supervisory Commission. In such cases, the total amount of investments in each such subsidiary companies shall not exceed 15/100 of the equity capital of the Export-Import Bank;

7. Where such acquisition is necessary for the implementation of the purposes of establishment of the Export-Import Bank, which is approved by the Minister of Finance and Economy pursuant to hearing the opinions of the Financial Supervisory Commission.

(2) The Export-Import Bank shall not perform any of the following acts in doing business with its subsidiary companies:

1. Act of extending credit to a subsidiary company in excess of the ceiling as established by the Financial Supervisory Commission;

2. Act of extending credit by taking the stock of a subsidiary company as security; and/or

3. Act of extending credit to facilitate the purchase of a stock of subsidiary company.

Article 17-8 (Restrictions on Holding, Etc. of Securities)

The Export-Import Bank shall not conduct any of the following business activities:

1. Holding of stocks or securities of more than three year’s maturity in excess of 60/100 of its equity capital, provided that the following stocks or securities shall be excluded:

A. Bonds issued by the State;

B. Currency stabilization bonds of the Bank of Korea;

C. Stocks or securities acquired by contributions of the Government; and

D. Stocks or securities which the Export-Import Bank acquires by making such contributions as approved by the Minister of Finance and Economy under Article 20-2 of the Act;

2. Acquisition of ownership of real estate, other than real estate for business use, provided that this shall not apply to real estate acquired through the enforcement of security rights such as mortgages;

3. Acquisition of ownership of real estate for business use in excess of 60/100 of its equity capital;

4. Lending funds to be used for the purpose of speculative investment in goods or securities;

5. Lending funds to officers or employees of the Export-Import Bank or its subsidiary companies, provided that this shall not include small loans as defined by the Financial Supervisory Commission.

Article 17-9 (Disposal of Assets of Non-Business Use, Etc.)

Where the Export-Import Bank, through the enforcement of security rights, acquires any assets, the acquisition of ownership or possession of which is otherwise prohibited under this Decree, it shall dispose of such assets in accordance with terms and conditions to be prescribed by the Financial Supervisory Commission.

Article 17-10 (Establishment of Risk Control System)

The Export-Import Bank shall, for the proper control of various risks which might occur in relation to any of management processes, establish and operate a risk control system, such as preparation of proper standards and procedure for business conduct, and management of assets and debts altogether, etc.

Article 17-11 (Accounting Standards)

The accounting matters of the Export-Import Bank shall be handled in accordance with the accounting rules established for banking business by the Securities and Futures Commission, and the bank-related accounting standards established by the Financial Supervisory Commission according to the Act on the Establishment, Etc. of Financial Supervisory Organizations, and the matters not established by said rules and standards shall be handled in accordance with business accounting standards.

Article 17-12 (Scope of Supervision for Soundness)

The supervision and inspection for the soundness by the Financial Supervisory Commission shall be conducted only with respect to those matters that are neither subject to the accounting inspection provided for under Article 22 of the Board of Audit and Inspection Act nor subject to the supervision of official duties provided for under Article 24 of the same Act.

Article 17-13 (Guidance for Sound Management)

(1) The Export-Import Bank shall regularly grade the soundness of assets it holds, and accumulate and maintain appropriate level of bad debt allowances.

(2) The Export-Import Bank shall observe the standards adopted by the Financial Supervisory Commission to secure sound management of asset such as the ratio of equity capital to assets weighted by risk pursuant to the standards of the Bank of International Settlements and the ratio of foreign currency assets to foreign currency liabilities.

(3) Where the Financial Supervisory Commission deems that the sound management of the Export-Import Bank may be severely impaired due to a failure to meet sound management standards under this Chapter, the Financial Supervisory Commission may, in consultation with the Minister of Finance and Economy, demand that the Export-Import Bank take necessary measures to correct such shortcomings.

CHAPTER IV. EXPORT-IMPORT FINANCING BONDS

Article 18 (Report of Issuance of Export-Import Financing Bonds)

When the Export-Import Bank intends to issue export-import financing bonds (hereinafter referred to as the “Bonds”), it shall determine the amount, method and conditions of issuance, and the method of repayment, and shall report them to the Minister of Finance and Economy.

Article 19 (Form of Bonds)

The Bonds shall be issued in bearer form, provided that at the request of subscribers or holders, the Bonds in bearer form may be converted to the Bonds in registered form, and vice versa.

Article 20 (Subscription for Bonds)

(1) Those who want to subscribe for the Bonds shall state the numbers of bonds by denomination which they intend to underwrite and their addresses in two copies of the subscription form for the Bonds, and shall sign and set their seals thereon.

(2) The subscription form for the Bonds shall be prepared by the President of the Export-Import Bank, and shall contain the following matters:

1. Name of the Export-Import Bank;

2. Total amount of the Bonds to be issued;

3. Face amount of the Bonds by denomination ;

4. Interest rates of the Bonds;

5. Method and date of the redemption of principal;

6. Method and dates of interest payment;

7. Issue price or minimum price of the Bonds;

8. Total amount of capital and reserves of the Export-Import Bank; and

9. Total amount of outstanding Bonds, if there are any unredeemed Bonds.

(3) Where the Bonds are issued with a fixed minimum price, subscribers shall state their subscription prices in the subscription form for the Bonds.

Article 21 (Underwriting of Bonds in Total).

Where the total amount of the Bonds to be issued is underwritten by contract, the provisions of Article 20 shall not apply.

Article 22 (Total Amount of Bonds Issued)

The Export-Import Bank may indicate on the subscription form for the Bonds that the Export-Import Bank shall issue the Bonds even if the total amount actually subscribed for the Bonds falls short of the total amount of issue of the Bonds stated on the said subscription form. In such cases, the amount of subscription shall be regarded as the total amount of the issue.

Article 23 (Collection of Subscribed Value of the Bonds)

The Export-Import Bank shall collect the total amount of the Bonds subscribed without delay upon completion of the subscription of the Bonds.

Article 24 (Time for Issuance of Bonds)

The Export-Import Bank shall issue the Bonds only after the total amount of subscribed value is paid, except for Bonds issued by way of sale pursuant to Article 26.

Article 25 (Matters to be Specified in Bonds)

The Bonds shall bear the serial number, the issuing date, and matters prescribed in subparagraphs 1 through 6 of paragraph (2) of Article 20 and shall be signed and sealed by the President of the Export-Import Bank.

Article 26 (Sales of Bonds)

(1) The Export-Import Bank, fixing the sales period in advance, may issue the Bonds by way of public sale.

(2) In the case of paragraph (1), the subscription form for the Bonds prescribed in Article 20 shall not be drawn up.

(3) The matters referred to in subparagraph 2 of paragraph (2) of Article 20 shall not be stated in the Bonds issued pursuant to paragraph (1).

(4) Where the Export-Import Bank intends to issue the Bonds pursuant to paragraph (1), it shall make a public notice on the sales period and the matters prescribed in subparagraphs 1 through 7 of paragraph (2) of Article 20.

Article 27 (Maintenance of Register of the Bonds)

(1) The Export-Import Bank shall maintain the register of the Bonds at the head office and shall enter the following matters:

1. Number and serial number of the Bonds;

2. Issuing date of the Bonds; and

3. Matters prescribed in subparagraphs 2 through 6 of paragraph (2) of Article 20.

(2) Where the Bonds are issued in registered form, the following matters shall be also entered in addition to the matters prescribed in paragraph (1):

1. Names and addresses of holders of the Bonds; and

2. Acquisition date of the Bonds.

(3) Any beneficiary of the Bonds is entitled to inspect the register of the Bonds at any time during the business hours of the Export-Import Bank.

Article 28 (Bonds in the Registered Form)

(1) The transfer of the Bonds in registered form shall not be asserted against the Export-Import Bank or any third parties unless the name and address of the transferee have been entered into the register of the Bonds.

(2) In the event that the Bonds in registered form are used as collateral for a pledge, the pledge shall not be asserted against the Export-Import Bank or other third parties, unless the name and address of the pledgee have been entered into the register of the Bonds.

(3) Where the pledge of the Bonds is created pursuant to paragraph (2), the Export-Import Bank shall make indication thereof on the Bonds concerned.

Article 29 (Repurchase and Effacement of the Bonds)

The Export-Import Bank may, with the approval of the Minister of Finance and Economy, repurchase and efface the Bonds concerned.

Article 30. (Absence of Interest Coupons)

(1) In redeeming the Bonds in bearer form, if any interest coupons are absent, the Export-Import Bank shall deduct from the amount of redemption an amount to cover such interest coupons.

(2) The holder of the interest coupons referred to in paragraph (1) may at any time, in exchange for the coupons, request for payment of the amount previously deducted for the absent coupons.

Article 31 (Notice to Subscribers of the Bonds, etc.)

(1) Any notification to subscribers or beneficiaries made before the issuance of the Bonds shall be delivered to the address indicated on the subscription form for the Bonds unless the Export-Import Bank is notified of another address.

(2) Any notification to holders of the Bonds in registered form shall be made to the address indicated in the register of the Bonds unless the Export-Import Bank is notified of another address.

(3) Any notification to holders of the Bonds in bearer form shall be made by means of public notice, provided that this method need not be taken when the address of the holder is known.

CHAPTER V. SUPPLEMENTARY PROVISIONS

Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

ADDENDUM<Oct. 6, 1969>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Feb. 28, 1975>

(1) (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

(2) (Separate Accounting for Delegated Operations)

During the time when the Korea Exchange Bank executes the delegated operations for the Export-Import Bank pursuant to Article 3 (1) of the Addenda to the Act, such operations and accounting shall be treated independently of the operations and accounting under the Korea Exchange Bank Act.

(3) (Reserving Profit Accruing from Delegation of Operations)

The Korea Exchange Bank shall, as determined by the Minister of Finance and Economy, reserve each fiscal year’s profit accruing from the delegated operations of the Export-Import Bank for the account of the Export-Import Bank.

ADDENDUM<Mar. 9, 1987>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Dec. 31, 1988>

(1) (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

(2) (Transitional Measures concerning Designation of Products, etc.)

The products, materials or resources designated before the effective date of this Decree by the Minister of Finance pursuant to the provisions of the previous Decree shall be regarded as the products, materials or resources designated by the President of the Export-Import Bank pursuant to the provisions of this Decree.

ADDENDA<Mar. 6, 1993>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 through 4 Omitted.

ADDENDA<Dec. 23, 1994>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 through 5 Omitted.

ADDENDA<Apr. 1, 1998>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 1, 1998.

Article 2 through 4 Omitted.

ADDENDUM<Oct. 2, 1998>

This Decree shall enter into force on the date of its promulgation.

ADDENDA<Mar. 4, 2000>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 (Example of Assessment of Total Amount of Investment to Subsidiary Company)

With regard to assessing the total amount of investment in a subsidiary company as referred to in the amended provisions of latter part of subparagraph 6 of paragraph (1) of Article 17-7, the amount of investment which the Export-Import Bank has invested in such domestic subsidiary company, prior to the effective date of this Decree, shall be excluded.

Article 3 (Transitional Measures related to the Credit Extension Ceilings)

(1) Where the Export-Import Bank has extended credit in excess of the ceilings referred to in the amended provisions of paragraph (1) of Articles 17-5 and paragraph (1) of Article 17-6 as at the effective date of this Decree, it shall withdraw such exceeding credit extension to meet such amended provisions by December 31, 2002, and shall submit the detailed plan for such credit withdrawal to the Financial Supervisory Commission within one month from the effective date of this Decree and shall obtain approval of said plan from the Financial Supervisory Commission.

(2) Where the Export-Import Bank has extended credit in excess of the ceiling as referred to in the amended provisions of paragraph (2) of Article 17-6 as at the effective date of this Decree, it shall withdraw such exceeding credit extension to meet such amended provisions by April 30, 2000, and shall submit the detailed plan for such credit withdrawal to the Financial Supervisory Commission within one month from the effective date of this Decree and shall obtain approval of said plan from the Financial Supervisory Commission.

ADDENDUM<Dec. 27, 2000>

This Decree shall enter into force on the date of its promulgation.